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                                                                    EXHIBIT 3.26

                                STATE OF DELAWARE               PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGER:

      "BLUE CHIP BROADCASTING, INC.", A DELAWARE CORPORATION, WITH AND INTO "BLUE CHIP MERGER SUBSIDIARY, INC." UNDER THE NAME OF "BLUE CHIP MERGER SUBSIDIARY, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TENTH DAY OF AUGUST, A.D. 2001, AT 9 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                   /s/ Harriet Smith Windsor
                                   ---------------------------------------------
                   [SEAL]          Harriet Smith Windsor, Secretary of State

3353826 8100M                            AUTHENTICATION: 1289462

010391660                                         DATE: 18-10-01

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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/10/2001
                                                          010391660 - 3353826

                              CERTIFICATE OF MERGER
                                       OF
                          BLUE CHIP BROADCASTING, INC.
                            (a Delaware corporation)
                                      INTO
                         BLUE CHIP MERGER SUBSIDIARY, INC.
                            (a Delaware corporation)

(Pursuant to Section 251 of the General Corporation Law of the State of
Delaware)

The undersigned corporation does hereby certify:

            FIRST: The name, form of entity and state of organization of each of the [ILLEGIBLE] entities of the merger are as follows:

                                     Form of Entity        State of Organization
                                     --------------        ---------------------
Blue Chip Broadcasting, Inc.         corporation           Delaware

Blue Chip Merger Subsidiary, Inc.    corporation           Delaware

            SECOND: The Merger Agreement, dated as of February 7, 2001, by and among Radio One, Inc., a Delaware corporation, Blue Chip Merger Subsidiary, Inc., a Delaware corporation, L. Ross Love, Cheryl H. Love, LRC Love Limited Partnership, Love Family Limited Partnership, J. Kenneth Blackwell, Windings Lane Partnership, Ltd., Lovie L. Ross, Calvin D. Buford, Buford Family Limited Partnership, C. Howard Buford, Thomas Revely, III, Vada Hill, Steven R. Love, Stephen E. Kaufmann, George C. Hale, Sr., R. Dean Meiszer, EGI-Fund(99) Investors, L.L.C., Torchstar Communications, LLC, Blue Chip Venture Funds Partnership, Trebuchet Corporation, Quetzal/J.P. Morgan Partners, L.P., and Blue Chip Broadcasting, Inc., a Delaware Corporation (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Sections 251 and 228 of the General Corporation Law of the State of Delaware.

            THIRD: The name of the entity surviving the merger is Blue Chip Merger Subsidiary, Inc. (the "Surviving Corporation").

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            FOURTH: The executed Merger Agreement is on file at the principal place of the Surviving Corporation. The address of said principal place of business is 5900 [ILLEGIBLE] Parkway, Lanham, Maryland 20706.

            FIFTH: A copy of the Merger Agreement will be furnished upon request and [ILLEGIBLE] to any stockholder of any constituent entity.

            SIXTH: The certificate of incorporation of the Surviving Corporation shall [ILLEGIBLE] force and effect as the certificate of incorporation of the Surviving Corporation.

                               * * * * * * * * * *

                                       2
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[ILLEGIBLE] WITNESS WHEREOF, the undersigned has executed this Certificate of
Merger of August, 2001.

                                       BLUE CHIP MERGER SUBSIDIARY, INC.,
                                       a Delaware corporation

                                       By: /s/ Alfred C. Liggins, III
                                           -------------------------------------
                                           Name:  Alfred C. Liggins, III
                                           Title: President